Exhibit 99.2
CORECIVIC, INC. ANNOUNCES CASH TENDER OFFER FOR ANY AND ALL OF ITS OUTSTANDING
8.25% SENIOR NOTES DUE 2026

BRENTWOOD, Tenn. (March 4, 2024) – CoreCivic, Inc. (NYSE: CXW) (“CoreCivic”) announced today that it has commenced a cash tender offer (the “Tender Offer”) for any and all of the $593.1 million outstanding aggregate principal amount of its outstanding 8.25% senior unsecured notes due 2026, which were issued with an original principal amount of $675.0 million (the “2026 Notes”), and which are guaranteed on a senior unsecured basis by all of CoreCivic’s subsidiaries that guarantee its existing senior secured credit facilities and 4.75% senior unsecured notes due October 2027.

The Tender Offer is being made upon the terms and subject to the conditions set forth in the Offer to Purchase, dated March 4, 2024 (as it may be amended or supplemented, the “Offer to Purchase”) and the related Notice of Guaranteed Delivery (as it may be amended or supplemented, the “Notice of Guaranteed Delivery,” and together with the Offer to Purchase, the “Tender Offer Documents”).

The Tender Offer is scheduled to expire at 5:00 p.m., New York City Time, on March 11, 2024, unless extended or earlier terminated as described in the Offer to Purchase (such time and date, as the same may be extended, the “Expiration Time”). Holders of the 2026 Notes who validly tender (and do not validly withdraw) their 2026 Notes prior to the Expiration Time, or who comply with the procedures set forth in the Notice of Guaranteed Delivery, will be eligible to receive in cash $1,043.75 for each $1,000 principal amount of 2026 Notes that are accepted for purchase in the Tender Offer, plus accrued and unpaid interest on such 2026 Notes from the October 15, 2023 interest payment date up to, but not including, the settlement date for the Tender Offer, which is expected to be March 12, 2024 (the “Settlement Date”). The payment date for any 2026 Notes tendered pursuant to a Notice of Guaranteed Delivery is expected to be March 14, 2024. All accrued and unpaid interest on the 2026 Notes from the October 15, 2023 interest payment date up to, but not including, the Settlement Date will cease to accrue on the Settlement Date for all of the 2026 Notes accepted for purchase pursuant to the Tender Offer, including those tendered pursuant to the Notice of Guaranteed Delivery.

The following table sets forth certain information regarding the 2026 Notes and the Tender Offer:

Title of Security	CUSIP Number/ISIN(1)	Outstanding Aggregate Principal Amount	Purchase Price Per $1,000 Principal Amount of 2026 Notes
8.25% Senior Notes Due 2026	21871NAB7 / US21871NAB73	$593,113,000	$1,043.75

(1)
No representation is made as to the correctness or accuracy of the CUSIP/ISIN numbers listed in this press release or printed on the 2026 Notes. Such CUSIP/ISIN numbers have been provided solely for convenience.

Tendered 2026 Notes may be validly withdrawn at any time (i) prior to the earlier of (x) the Expiration Time and (y) in the event the Tender Offer is extended, the tenth business day after commencement of the Tender Offer, and (ii) after the 60th business day after the commencement of the Tender Offer if for any reason the Tender Offer has not been consummated within 60 business days after the commencement of the Tender Offer.

The Tender Offer is conditioned upon the satisfaction of certain conditions that may be waived or changed, including the completion of an offering (the “Notes Offering”) of senior unsecured notes (the “New Notes”) on terms satisfactory to CoreCivic in its sole discretion, generating aggregate proceeds (before underwriters’ discounts and commissions and other offering expenses) of at least $450 million. The Tender Offer is not conditioned upon any minimum amount of 2026 Notes being tendered, and the Notes Offering is not conditioned on the completion of the Tender Offer.

The Tender Offer may be amended, extended, terminated or withdrawn in the Company’s sole discretion and subject to applicable law.

There is no assurance that the Tender Offer will be subscribed for any amount. The Company intends, but is not obligated, to redeem, in accordance with the terms of the indenture governing the 2026 Notes, any of the 2026 Notes that remain outstanding after the expiration of the Tender Offer.

Citizens JMP Securities, LLC is acting as the dealer manager for the Tender Offer. The information agent and tender agent is D.F. King & Co., Inc. Requests for documents should be directed to D.F. King & Co., Inc. by calling (212) 269-5550 (for banks and brokers), or (800) 549-6697 (for all others toll free), or emailing corecivic@dfking.com. Copies of the Offer to Purchase and Notice of Guaranteed Delivery are also available at the following web address: http://www.dfking.com/corecivic.

Questions regarding the terms of the Tender Offer may be directed to Citizens Capital Markets at (617) 725-5783.

None of CoreCivic, its board of directors, the dealer manager, the trustee or D.F. King & Co., Inc., or any of their respective affiliates, is making any recommendation to holders of the 2026 Notes as to whether to tender or refrain from tendering 2026 Notes for purchase pursuant to the Tender Offer, and neither CoreCivic, its board of directors or any such other person has authorized any person to make any such recommendation. Each holder must make his, her or its own decision as to whether to tender his, her or its 2026 Notes for purchase and, if so, the principal amount of 2026 Notes to tender based on such holder’s assessment of current market value and other relevant factors.

Full details of the terms and conditions of the Tender Offer are described in the Tender Offer Documents. The Tender Offer is only being made pursuant to, and the information in this press release is qualified in its entirety by reference to, the Tender Offer Documents, which are being made available to holders of the 2026 Notes. Holders of the 2026 Notes are encouraged to read the Tender Offer Documents, as such documents contain important information regarding the Tender Offer. This press release is neither an offer to sell nor a solicitation of an offer to buy any securities, including the 2026 Notes or the New Notes, nor shall it constitute a notice of redemption under the indenture governing the 2026 Notes, nor shall there be any offer, solicitation or sale of the 2026 Notes, the New Notes or any other securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

About CoreCivic

CoreCivic is a diversified, government-solutions company with the scale and experience needed to solve tough government challenges in flexible, cost-effective ways. CoreCivic provides a broad range of solutions to government partners that serve the public good through high-quality corrections and detention management, a network of residential and non-residential alternatives to incarceration to help address America’s recidivism crisis, and government real estate solutions. CoreCivic is the nation’s largest owner of partnership correctional, detention and residential reentry facilities, and one of the largest prison operators in the United States. CoreCivic has been a flexible and dependable partner for government for 40 years. CoreCivic’s employees are driven by a deep sense of service, high standards of professionalism and a responsibility to help government better the public good. Learn more at www.corecivic.com.

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements including statements regarding the Tender Offer, its timing, expiration and settlement, the issuance of the New Notes by CoreCivic and the planned redemption of the 2026 Notes that remain outstanding following the expiration of the Tender Offer. These forward-looking statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Such forward-looking statements may be affected by risks and uncertainties in the Company’s business and market conditions. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. Important factors that could cause actual results to differ are described in the filings made from time to time by CoreCivic with the U.S. Securities and Exchange Commission (the “SEC”) and include the risk factors described in CoreCivic’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 20, 2024. Except as required by applicable law, CoreCivic undertakes no obligation to update forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

Contact:

Investors: Mike Grant - Managing Director, Investor Relations - (615) 263-6957

Financial Media: David Gutierrez, Dresner Corporate Services - (312) 780-7204